Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Senior Vice President, CFO
	713/646-4222 — 800/564-3036	713/646-4455 — 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Third-Quarter 2010 Results

(Houston — November 3, 2010) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income attributable to Plains of $81 million, or $0.28 per diluted limited partner unit, for the third quarter 2010 as compared to net income attributable to Plains for the third quarter 2009 of $122 million, or $0.65 per diluted limited partner unit. The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $205 million for the third quarter 2010, compared with reported EBITDA of $242 million for the third quarter 2009.

The Partnership’s reported results include the impact of items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the table below. Accordingly, the Partnership’s third-quarter 2010 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA were $140 million, $0.70 and $264 million, respectively, as compared to third-quarter 2009 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA of $114 million, $0.59 and $234 million, respectively. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“We are pleased with the Partnership’s third-quarter results as Plains All American delivered operating and financial performance near the high end of our guidance range,” said Greg L. Armstrong, Chairman and CEO of Plains All American.   “We also achieved our distribution growth goal for 2010 as PAA declared a quarterly distribution of $0.95 per unit, equivalent to an annualized distribution rate of $3.80 per unit.”

“Although not without challenges, as we look forward we believe the Partnership is well positioned to continue to deliver meaningful long-term growth to our unitholders.  We recently announced several organic growth projects and currently estimate that our 2011 expansion capital program will range from $500 million to $600 million, an approximate 45% increase over our 2010 capital program.”

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Selected Items Impacting Comparability - Income / (Loss):
Equity compensation charge (1)	$(10)	$(12)	$(34)	$(36)
Inventory valuation adjustments net of gains/(losses) from related derivative activities (2)	—	—	—	24
Gains/(losses) from other derivative activities (2) (3)	(42)	11	(2)	54
Net loss on early repayment of senior notes	(6)	—	(6)	—
PNGS contingent consideration fair value adjustment	(1)	—	(2)	—
Net gain on purchase of remaining 50% interest in PNGS	—	9	—	9
Net gain on foreign currency revaluation	—	—	—	12
Selected items impacting comparability	(59)	8	(44)	63
Less: GP 2% portion of selected items impacting comparability	1	—	1	(1)
LP 98% portion of selected items impacting comparability	$(58)	$8	$(43)	$62

Impact to basic net income per limited partner unit	$(0.42)	$0.06	$(0.32)	$0.49
Impact to diluted net income per limited partner unit	$(0.42)	$0.06	$(0.32)	$0.49

(1)                                     The equity compensation charges for the three and nine months ended September 30, 2010 and 2009 exclude the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.  The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans is approximately $7 million and $4 million for the three month periods ended September 30, 2010 and 2009, respectively, and approximately $16 million and $11 million for the nine months ended September 30, 2010 and 2009, respectively.

(2)                                     Gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of gains/(losses) from related derivative activities;” gains and losses from derivative activities not related to revalued inventory are included in the line item “Gains/(losses) from other derivative activities.”

(3)                                     Gains and losses from other derivative activities for the three-month periods ended September 30, 2010 and 2009 include gains of approximately $1 million and losses of approximately $1 million, respectively, related to interest rate derivatives, which are included in other income, net and interest expense, but do not impact segment profit.  Gains and losses from other derivative activities for the nine month periods ended September 30, 2010 and 2009 include gains of approximately $4 million and losses of approximately $1 million, respectively, related to interest rate derivatives, which are included in other income, net and interest expense, but do not impact segment profit.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

The following tables present certain selected financial information by segment for the third quarter (amounts in millions):

	Three Months Ended			Three Months Ended
	September 30, 2010			September 30, 2009
			Supply &			Supply &
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$265	$127	$6,179	$250	$97	$4,645
Purchases and related costs (1)	(17)	(5)	(6,104)	(15)	(1)	(4,534)
Field operating costs (excluding equity compensation charge) (1)	(88)	(37)	(49)	(86)	(32)	(45)
Equity compensation charge - operations	(3)	—	(1)	(2)	—	—
Segment G&A expenses (excluding equity compensation charge) (2)	(15)	(9)	(18)	(14)	(7)	(17)
Equity compensation charge - general and administrative	(6)	(3)	(5)	(6)	(3)	(5)
Equity earnings in unconsolidated entities	1	—	—	2	3	—
Reported segment profit	$137	$73	$2	$129	$57	$44

Selected items impacting comparability of segment profit:
Equity compensation charge (3)	5	2	3	6	2	4
(Gains)/losses from other derivative activities (4) (5)	—	—	43	—	—	(11)
Subtotal	5	2	46	6	2	(7)
Segment profit excluding selected items impacting comparability	$142	$75	$48	$135	$59	$37

Maintenance capital	$21	$5	$3	$9	$2	$1

	Nine Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2009
			Supply &			Supply &
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$774	$362	$17,993	$714	$259	$11,877
Purchases and related costs (1)	(52)	(16)	(17,625)	(47)	(1)	(11,389)
Field operating costs (excluding equity compensation charge) (1)	(258)	(106)	(144)	(249)	(85)	(139)
Equity compensation charge - operations	(7)	(1)	(1)	(6)	(1)	(1)
Segment G&A expenses (excluding equity compensation charge) (2)	(48)	(29)	(56)	(45)	(18)	(51)
Equity compensation charge - general and administrative	(18)	(8)	(15)	(17)	(7)	(15)
Equity earnings in unconsolidated entities	3	—	—	5	8	—
Reported segment profit	$394	$202	$152	$355	$155	$282

Selected items impacting comparability of segment profit:
Equity compensation charge (3)	17	7	10	18	6	12
Inventory valuation adjustments net of (gains)/losses from related derivative activities (4)	—	—	—	—	—	(24)
(Gains)/losses from other derivative activities (4) (5)	—	—	6	—	—	(55)
Net (gain)/loss on foreign currency revaluation	—	—	—	—	—	(12)
Subtotal	17	7	16	18	6	(79)
Segment profit excluding selected items impacting comparability	$411	$209	$168	$373	$161	$203

Maintenance capital	$43	$13	$6	$40	$11	$5

(1)	Includes intersegment amounts.
(2)

Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)

The equity compensation charges for the three and nine months ended September 30, 2010 and 2009 exclude the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units. The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans is approximately $7 million and $4 million for the three month periods ended September 30, 2010 and 2009, respectively, and approximately $16 million and $11 million for the nine months ended September 30, 2010 and 2009, respectively.

(4)

Gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of (gains)/losses from related derivative activities;” gains and losses from derivative activities not related to revalued inventory are included in the line item “(Gains)/losses from other derivative activities.”

(5)

Gains and losses from other derivative activities for the three-month periods ended September 30, 2010 and 2009 include gains of approximately $1 million and losses of approximately $1 million, respectively, related to interest rate derivatives, which are included in other income, net and interest expense, but do not impact segment profit. Gains and losses from other derivative activities for the nine month periods ended September 30, 2010 and 2009 include gains of approximately $4 million and losses of approximately $1 million, respectively, related to interest rate derivatives, which are included in other income, net and interest expense, but do not impact segment profit.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

Adjusted segment profit for the Transportation segment for the third quarter of 2010 increased 5% over comparable 2009 results, benefitting from higher volumes, favorable foreign exchange rates and higher pipeline loss allowance revenue partially offset by higher operating and general and administrative expenses.

Adjusted segment profit for the Facilities segment for the third quarter of 2010 increased 27% over comparable 2009 results primarily due to acquisition and organic growth.

Adjusted segment profit for the Supply and Logistics segment for the third quarter of 2010 increased 30% over comparable 2009 results primarily due to the benefit of more favorable market conditions.

The Partnership’s basic weighted average units outstanding for the third quarter of 2010 totaled 136 million (137 million diluted) as compared to 130 million (131 million diluted) in last year’s third quarter. On September 30, 2010, the Partnership had approximately 136.4 million units outstanding, long-term debt of approximately $4.6 billion ($500 million of which supports hedged inventory) and an adjusted long-term debt-to-total capitalization ratio of 49%.

The Partnership has declared a quarterly distribution of $0.9500 per unit ($3.80 per unit on an annualized basis) payable November 12, 2010 on its outstanding limited partner units. This distribution represents an increase of approximately 3.3% over the quarterly distribution paid in November 2009 and an increase of approximately 0.8% from the August 2010 distribution level.

The Partnership will hold a conference call at 11:00 AM Eastern on November 4th.  Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release, financial and operational guidance for the fourth quarter and preliminary 2011 guidance. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects.  Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

A reconciliation of net income to EBITDA and EBITDA to cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliations” link on the Investor Relations page.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of power supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; future developments and circumstances at the time distributions are declared; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

Conference Call

The Partnership will host a conference call at 11:00 AM (Eastern) on Thursday, November 4, 2010 to discuss the following items:

1.               The Partnership’s third-quarter 2010 performance;

2.               The status of major expansion projects;

3.               Capitalization and liquidity;

4.               Financial and operating guidance for the fourth quarter 2010 and preliminary 2011 guidance; and

5.               The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

If you are unable to participate in the webcast, you may access the live conference call by dialing toll free 800-230-1092. International callers should dial 612-288-0329. No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 173756.  The replay will be available beginning Thursday, November 4, 2010, at approximately 12:00 PM (Central) and continue until 11:59 PM (Central) Saturday, December 4, 2010.

Plains All American Pipeline, L.P. is a publicly-traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE:PNG), PAA is also engaged in the development and operation of natural gas storage facilities. PAA is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUES	$6,414	$4,857	$18,662	$12,442

COSTS AND EXPENSES
Purchases and related costs	5,971	4,417	17,233	11,036
Field operating costs	176	163	510	474
General and administrative expenses	56	52	174	153
Depreciation and amortization	61	59	192	173
Total costs and expenses	6,264	4,691	18,109	11,836
OPERATING INCOME	150	166	553	606

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	1	5	3	13
Interest expense	(64)	(59)	(183)	(165)
Other income/(expense), net	(7)	12	(9)	17

INCOME BEFORE TAX	80	124	364	471
Current income tax (expense)/benefit	1	(2)	—	(5)
Deferred income tax benefit	3	—	4	4
NET INCOME	84	122	368	470
Less: Net income attributable to noncontrolling interests	(3)	—	(5)	(1)
NET INCOME ATTRIBUTABLE TO PLAINS	$81	$122	$363	$469

NET INCOME ATTRIBUTABLE TO PLAINS:

LIMITED PARTNERS	$40	$88	$241	$370

GENERAL PARTNER	$41	$34	$122	$99

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.28	$0.65	$1.73	$2.84

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.28	$0.65	$1.72	$2.82

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	136	130	136	128

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	137	131	137	129

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Transportation activities (Average Daily Volumes, thousands of barrels):
Tariff activities
All American	37	43	40	40
Basin	401	335	376	389
Capline	260	205	222	205
Line 63/Line 2000	108	141	110	136
Salt Lake City Area Systems (1)	143	152	136	132
West Texas/New Mexico Area Systems (1)	385	355	379	375
Manito	56	62	59	62
Rainbow	177	176	189	184
Rangeland	53	51	51	54
Refined products	110	100	117	96
Other	1,243	1,219	1,210	1,207
Tariff activities total	2,973	2,839	2,889	2,880
Trucking	99	80	94	84
Transportation activities total	3,072	2,919	2,983	2,964

Facilities activities (Average Monthly Volumes):
Crude oil, refined products, and LPG storage (average monthly capacity in millions of barrels)	62	56	61	56
Natural gas storage (average monthly capacity in billions of cubic feet)	50	27	46	21
LPG processing (average throughput in thousands of barrels per day)	17	17	14	16
Facilities activities total (average monthly capacity in millions of barrels) (2)	71	61	69	60

Supply & Logistics activities (Average Daily Volumes, thousands of barrels):
Crude oil lease gathering purchases	622	602	615	619
LPG sales	73	61	87	88
Waterborne foreign crude oil imported	91	46	79	54
Refined products	48	32	43	34
Supply & Logistics activities total	834	741	824	795

(1)             The aggregate of multiple systems in the respective areas.

(2)             Facilities total is calculated as the sum of: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In millions)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets	$3,771	$3,658
Property and equipment, net	6,532	6,340
Linefill and base gas	510	501
Long-term inventory	120	121
Investments in unconsolidated entities	204	82
Goodwill	1,294	1,287
Other long-term assets, net	306	369
Total assets	$12,737	$12,358

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,567	$3,782
Long-term debt under credit facilities and other	231	6
Senior notes, net of unamortized discount	4,362	4,136
Other long-term liabilities and net deferred credits	234	275
Total liabilities	8,394	8,199

Partners’ capital excluding noncontrolling interests	4,111	4,096
Noncontrolling interests	232	63
Total partners’ capital	4,343	4,159
Total liabilities and partners’ capital	$12,737	$12,358

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CREDIT RATIOS

(In millions)

			September 30,
	September 30,		2010
	2010	Adjustment (1)	Adjusted
Short-term debt	$895	$500	$1,395
Long-term debt	4,593	(500)	4,093
Total debt	$5,488	$—	$5,488

Long-term debt	4,593	(500)	4,093
Partners’ capital	4,343	—	4,343
Total book capitalization	$8,936	$(500)	$8,436

Total book capitalization including short-term debt	$9,831	$—	$9,831

Long-term debt to total book capitalization	51%		49%

Total debt to total book capitalization including short-term debt	56%		56%

(1)             The adjustment represents the portion of the 4.25% senior notes due September 2012 that has been used to fund hedged inventory and would be classified as short-term debt if funded on our credit facilities.  These notes were issued in July 2009 and the proceeds are being used to supplement capital available from our hedged inventory facility.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Numerator for basic and diluted earnings per limited partner unit:
Net Income Attributable to Plains	$81	$122	$363	$469
Less: General partner’s incentive distribution paid (1)	(40)	(32)	(117)	(92)
Subtotal	41	90	246	377
Less: General partner 2% ownership (1)	(1)	(2)	(5)	(7)
Net income available to limited partners	40	88	241	370
Adjustment in accordance with application of the two-class method for MLPs (1)	(2)	(3)	(5)	(8)
Net income available to limited partners in accordance with application of the two-class method for MLPs (1)	$38	$85	$236	$362

Denominator:
Basic weighted average number of limited partner units outstanding	136	130	136	128
Effect of dilutive securities:
Weighted average LTIP units	1	1	1	1
Diluted weighted average number of limited partner units outstanding	137	131	137	129

Basic net income per limited partner unit	$0.28	$0.65	$1.73	$2.84

Diluted net income per limited partner unit	$0.28	$0.65	$1.72	$2.82

(1)             We calculate net income available to limited partners based on the distribution paid during the current quarter (including the incentive distribution interest in excess of the 2% general partner interest).  However, FASB guidance requires that the distribution pertaining to the current period’s net income, which is to be paid in the subsequent quarter, be utilized in the earnings per unit calculation.  After adjusting for this distribution, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement for earnings per unit calculation purposes.  We reflect the impact of the difference in (i) the distribution utilized and (ii) the calculation of the excess 2% general partner interest as the “Adjustment in accordance with application of the two-class method for MLPs.”

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and excluding selected items impacting comparability (“Adjusted EBITDA”) reconciliations
Net Income	$84	$122	$368	$470
Add: Interest expense	64	59	183	165
Add: Income tax expense/(benefit)	(4)	2	(4)	1
Add: Depreciation and amortization	61	59	192	173
EBITDA	205	242	739	809
Selected items impacting comparability	59	(8)	45	(63)
Adjusted EBITDA	$264	$234	$784	$746

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Adjusted EBITDA to Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$264	$234	$784	$746
Interest expense	(64)	(59)	(183)	(165)
Maintenance capital	(29)	(12)	(62)	(56)
Current income tax (expense)/benefit	1	(2)	—	(5)
Equity earnings in unconsolidated entities, net of distributions	1	(3)	1	(6)
Distribution to noncontrolling interests (1)	(5)	(2)	(10)	(2)
DCF	$168	$156	$530	$512

(1)             Includes distributions that are declared in the current quarter and are to be paid in the subsequent quarter.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Cash flow from operating activities reconciliation
EBITDA	$205	$242	$739	$809
Current income tax (expense)/benefit	1	(2)	—	(5)
Interest expense	(64)	(59)	(183)	(165)
Net change in assets and liabilities, net of acquisitions	20	(137)	(143)	(339)
Other items to reconcile to cash flows from operating activities:
Equity compensation charge	18	16	50	47

Net cash provided by operating activities	$180	$60	$463	$347

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS (continued)

(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income and earnings per limited partner unit excluding selected items impacting comparability

Net Income Attributable to Plains	$81	$122	$363	$469
Selected items impacting comparability	59	(8)	44	(63)
Adjusted Net Income Attributable to Plains	$140	$114	$407	$406

Net income available to limited partners in accordance with application of the two-class method for MLPs	$38	$85	$236	$362
Limited partners’ 98% of selected items impacting comparability	58	(8)	43	(62)
Adjusted limited partners’ net income	$96	$77	$279	$300

Adjusted basic net income per limited partner unit	$0.70	$0.59	$2.05	$2.35

Adjusted diluted net income per limited partner unit	$0.70	$0.59	$2.04	$2.33

Basic weighted average units outstanding	136	130	136	128

Diluted weighted average units outstanding	137	131	137	129

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